UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2023

Luther Burbank Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38317 (Commission File Number)	68-0270948 (I.R.S. Employer Identification Number)

520 Third St, Fourth Floor, Santa Rosa, California (Address of principal executive offices)		95401 (Zip Code)

Registrant's telephone number, including area code: (844) 446-8201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	LBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 4, 2023, Luther Burbank Corporation, a California corporation (the “Company”), held a special meeting of its shareholders (the “Special Meeting”) to consider and vote upon (i) a proposal to approve the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of November 13, 2022, by and between the Company and Washington Federal, Inc., a Washington corporation (“Washington Federal”), pursuant to which the Company will merge with and into Washington Federal, with Washington Federal as the surviving institution (the “Merger”) and the Merger (the “Merger Proposal”), (ii) a proposal to approve, on a non-binding advisory basis, the compensation that certain named executive officers of the Company may receive in connection with the Merger (the “Compensation Proposal”) and (iii) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). As described below, there were sufficient shares of the Company’s common stock present in person or by proxy and voted at the Special Meeting in favor of the first proposal to approve the Merger Proposal and as a result, the Adjournment Proposal was not considered or voted upon at the Special Meeting. The following are the voting results of the Special Meeting.
On March 23, 2023, the record date for the Special Meeting, there were 51,022,485 shares of the Company’s common stock outstanding and entitled to vote. Shareholders holding 48,610,155 shares of Company common stock were present at the Special Meeting, in person or represented by proxy, therefore a quorum was present.

1.Approval of the Merger Proposal*

For	Against	Abstain	Broker Non-Votes
48,220,688	361,111	28,356	—
*The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Special Meeting was required to approve this proposal.
2.Approval of the Compensation Proposal**

For	Against	Abstain	Broker Non-Votes
48,057,012	400,362	152,781	—
**The affirmative vote of a majority of shares of the Company’s common stock entitled to vote represented in person or by proxy and voting at the Special Meeting was required to approve this proposal.
Item 7.01. Regulation FD Disclosure.
On May 5, 2023, the Company and Washington Federal issued a joint press release announcing that, at the special meetings of their respective shareholders held on May 4, 2023, Washington Federal’s shareholders approved the issuance of shares of Washington Federal’s common stock to the Company’s shareholders pursuant to the Merger Agreement, and the Company’s shareholders approved the Merger Proposal and the Compensation Proposal. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Joint Press Release, dated May 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUTHER BURBANK CORPORATION

DATED: May 5, 2023	By: /s/ Laura Tarantino
Laura Tarantino
Executive Vice President and Chief Financial Officer